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                                                                   EXHIBIT 10.13
                                 AMENDMENT NO. 2
                                       TO
                           LOAN AND SECURITY AGREEMENT



     This Amendment No. 2 to Loan and Security Agreement is entered into as of the 26th day of April, 1996, by and between Silicon Valley Bank ("Bank") and Fourth Shift Corporation ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 23, 1995, as amended (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. The term "Maturity Date" in Section 1.1 shall be amended to read "April 25, 2000," provided that the Revolving Facility shall terminate, and all Advances outstanding thereunder shall be due and payable, on November 6, 1996.

     2.   New Section 2.1.3 shall be added to the Agreement, as follows:

          2.1.3     EQUIPMENT ADVANCES.

                    (a) At any time from the date hereof through April 25, 1997 (the "Equipment Availability Date"), Borrower may from time to time request advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") from Bank in an aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,00). The Equipment Advances shall be used to purchase Equipment approved from time to time by Bank, which Equipment (i) shall in any case have been purchased by Borrower not earlier than ninety (90) days before the date of the requested Equipment Advance and (ii) shall not be placed at any location outside of the United States and shall not exceed one hundred percent (100%) of the invoiced cost of such Equipment, excluding installation expense, freight discounts, warranty charges and taxes.

                    (b) Interest shall accrue from the date of each Equipment Advance at a fixed rate of Nine and One Quarter Percent (9.25%) per annum, and shall be payable monthly for each month through the month in which the Equipment Availability Date falls. The Equipment Advance or Equipment Advances that are outstanding on the Equipment Availability Date will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the twenty-fifth day of the month following the Equipment Availability Date. The entire principal balance and all accrued but unpaid interest shall be due and payable on April 25, 2000.

                    (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be in substantially the form of EXHIBIT B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to






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     be financed.

     3.   Section 6.9 is amended to read as follows:

          6.9 TANGIBLE NET WORTH. Borrower shall maintain as of the last day of each fiscal quarter a Tangible Net Worth of not less than Four Million Dollars ($4,000,000).

     4.   Section 6.10 is amended to read as follows:

          6.10 PROFITABILITY. Borrower shall have a minimum profit of One Dollar ($1.00) for each fiscal quarter.

     5.   New Section 6.13 is added to the Agreement, as follows:

          6.13 DEBT SERVICE RATIO. Borrower shall maintain a Debt Service Ratio of not less than 2.0 to 1.0. "Debt Service Ratio" shall mean, as reflected in Borrower's quarterly financial statements delivered pursuant to
Section 6.3, the sum of Borrower's net income and depreciation and amortization annualized for the preceding three month period, divided by the interest and principal payments due on Borrower's current portion of long-term debt for such three month period.

     6. Section 8.2 of the Agreement is amended to include Section 6.13 in the first clause, to read, "If Borrower fails to perform any obligations under Sections 6.7, 6.8, 6.9, 6.10, 6.11 or 6.13 . . ."

     7. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     8. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     9    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     10. As a condition to the effectiveness of this Amendment, Borrower shall pay a Facility Fee shall be an amount equal to Four Thousand Dollars ($4,000), payable upon the date hereof, plus all Bank Expenses incurred in connection with the preparation of this Amendment.






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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                            FOURTH SHIFT CORPORATION

                                            By:     /s/ D.G. Latzke
                                                    ------------------
                                            Title:  V.P. and CFO
                                                    ------------------


                                            SILICON VALLEY BANK

                                            By:     /s/ Kirk Westbrook
                                                    -------------------
                                            Title:  Vice President
                                                    -------------------

















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